UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Canal Park, Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	HUBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Financial Guidance

HubSpot, Inc. (the “Company”) reaffirms its revenue, non-GAAP operating income, and non-GAAP net income per common share guidance for the third quarter of fiscal year 2026, ended September 30, 2026, and for the fiscal year ending December 31, 2026, as provided in the Company’s earnings release that was previously furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (“SEC”) on August 5, 2026. The costs associated with the restructuring plan (the “Plan”) described in Item 2.05 below will be included in the Company’s GAAP results but will be excluded from the Company’s applicable non-GAAP results and guidance. The Company remains confident in achieving its longer-term operating margin targets shared at its Analyst Day on September 17, 2026.

The information under this Item 2.02 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On October 1, 2026, the Board of Directors of the Company authorized the Plan that results in the elimination of certain roles, impacting approximately 7% of the Company’s workforce. As the Company has evolved its strategy to have a deeper focus on delivering customer outcomes, it must also change how it organizes and operates. The Plan is designed to create a flatter, faster organization aligned to that strategy, with the resources to invest in the biggest opportunities that support the Company’s long-term growth and profitability objectives.

The Company estimates that it will incur charges of approximately $65 million to $75 million in connection with the Plan, consisting primarily of future cash expenditures related to severance, notice period, employee transition and benefits payments. The Company will exclude the charges associated with the Plan from its non-GAAP financial measures.

The Company expects to recognize the majority of these charges in the fourth quarter of fiscal year 2026. The Company expects the role eliminations to be substantially complete by the end of the first quarter of fiscal year 2027, subject to local law and consultation requirements, and substantially all related cash payments to be made by June 30, 2027.

The charges the Company expects to incur, and the timing thereof, are subject to a number of assumptions, and actual expenses may differ materially from the estimates disclosed above. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.

Item 7.01.	Regulation FD Disclosure.

An update to the Company’s employees from Yamini Rangan, the Company’s Chief Executive Officer, regarding the Plan is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the accompanying exhibit contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the Company’s financial guidance and longer-term operating margin targets, the expected charges, cash expenditures, timing and benefits of the Plan, and the Company’s plans for investment and headcount growth. Actual results could differ materially due to risks and uncertainties, including that the Company’s third quarter results differ from guidance as it completes its closing procedures, that Plan charges are greater than expected or incurred on a different timeline, including due to local law and consultation requirements, that the Plan does not deliver its intended benefits or disrupts the Company’s operations, customer relationships, or ability to retain employees, and the other risks described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Update to the Company’s employees from Yamini Rangan, dated October 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HubSpot, Inc.

October 6, 2026	By:	/s/ Kate Bueker
	Name:	Kate Bueker
	Title:	Chief Financial Officer